EXHIBIT 31.2
CERTIFICATION
I, Arturo Rodriguez, certify that:
1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the period ending March 31, 2008, of Atari, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: July 29, 2008

By:	/s/ Arturo Rodriguez
	Name:	Arturo Rodriguez
	Title:	Acting Chief Financial Officer